Exhibit 22.1

LIST OF SUBSIDIARIES

Novellus Systems, Ltd
Unit 1EB, Bishops Weald House,
Albion Way,
Horsham West Sussex
RH12 1AH, England
T44.1403.265550
F44.1403.266554

Novellus Systems, BV
Dillenburgstraat 5 B
5652 AM Eindhoven
The Netherlands
T31.40.291.8010
F31.40.257.3590

Novellus Systems GmbH
Koenigsbruecker Strasse 150 B,
D-01099 Dresden,
Germany
T49.351.89252.10
F49.351.89252.20

Novellus Systems Ireland Ltd
IR4-1-3,
Collingstown Industrial Park,
Leixlip
Co. Kildare., Ireland
T353.1.606.5247

Novellus Systems Israel Ltd
Zohar Tal #11,
Herzlia Petuach,
46741, Israel
T979.9.957.1951
T972.9.957.1951

Novellus Systems SARL
Parc de la Julienne, Bat. D, 1 er etage,
91830 Le Coudray-Montceaux
France
T33.1.64.93.7070
F33.1.64.93.8787

Nippon Novellus Systems, KK
KSP Bldg., R&D C-10F
3-2-1 Sakado, Takatsu-Ku, Kawasaki-shi
Kanagawa-ken 213, Japan
T81.44.850.1777
F81.44.850.1778

Novellus Systems Korea
2F DaeWoo Engineering Bldg. 9-3 SuNae-Dong,
BunDang-Ku, SungNam-City, KyungKi-Do 4463
020 Korea
T82.2.4040.500
F82.2.4005.104

Novellus Systems Taiwan
5F-1, No. 295, Sec. 2
Kwang Fu Road
Hsin-Chu City, Taiwan 30811 R.O.C.
T886.35.730.550
F886.35.739.553

Novellus Systems Semiconductor
Equipment Shanghai Co., Ltd
603-611 No. 300
Tian-Lin Bldg., Tian-Lin Road
Shanghai 200233, China
T86.21.6485.3889
F86.21,6485.1282

Novellus Singapore Pte Ltd.
101 Thompson Road
#21-01/02 United Square
Singapore 307591
T65.353.9288
F54.353.6833